Exhibit 99.1

FOR IMMEDIATE RELEASE

Flowserve Corporation Reports Third Quarter 2024 Results;

Reaffirms 2024 Adjusted EPS Guidance

•	Bookings of $1.20 billion, an increase of 12.7% compared to prior year, including $615 million of aftermarket activity and record levels of 3D strategy bookings

•	Power bookings increased nearly 30% year-over-year, including over $100 million in nuclear awards during the third quarter

•	Adjusted Gross and Operating Margins[1] of 32.4% and 11.1%, respectively, an increase of 270 and 240 basis points compared to prior year period

•

Third quarter Reported and Adjusted[2] Earnings Per Share (EPS)[3] of 44 cents and 62 cents, an increase of 26% and 24%, respectively, and both include a 7 cent unfavorable impact from a discrete charge for certain long-term liabilities

•	Generated strong operating cash flow of $178 million, an increase of 121% year-over-year, driven by earnings growth and working capital improvements

DALLAS, October 28, 2024 – Flowserve Corporation (NYSE: FLS) (“Flowserve” or the “Company”), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights (all comparisons to the 2023 third quarter, unless otherwise noted)

•	Total bookings were $1.20 billion, up $136.1 million or 12.7%. On a constant currency basis[4], total bookings were up $142.8 million or 13.4%

•	Original equipment bookings were $589.0 million, up $103.8 million or 21.4%. On a constant currency basis, original equipment bookings were up $106.1 million or 21.9%

•	Aftermarket bookings were $614.6 million, up $32.3 million or 5.6%. On a constant currency basis, aftermarket bookings were up $36.7 million or 6.3%

•	Sales were $1.13 billion, up $38.4 million or 3.5%. On a constant currency basis, sales were up $43.4 million or 4.0%

•	Original equipment sales were $555.8 million, up $26.6 million or 5.0%. On a constant currency basis, original equipment sales were up $27.6 million or 5.2%

•	Aftermarket sales were $577.3 million, up $11.7 million or 2.1%. On a constant currency basis, aftermarket sales were up $15.7 million or 2.8%

•	Reported gross and operating margins were 31.5% and 9.1%, respectively, up 250 basis points and 270 basis points, respectively

•	Adjusted gross and operating margins were 32.4% and 11.1%, respectively, up 270 basis points and 240 basis points, respectively

•

Both Reported and Adjusted third quarter 2024 operating margins were impacted by a $12.0 million expense charge from an actuarial-determined assessment of certain long-term liabilities, which reduced operating margins by approximately 106 basis points

•	Reported EPS of $0.44 and Adjusted EPS of $0.62, compared to $0.35 and $0.50, respectively

•

Third quarter 2024 Reported EPS includes after-tax adjusted expenses of $23.5 million, comprised of realignment charges, an in-process R&D technology purchase, pension plan transition expense, below-the-line foreign currency impact and MOGAS Industries acquisition expense

•	Both Reported and Adjusted EPS were impacted by a $9.2 million (7 cents per share) expense charge resulting from an actuarial-determined assessment of certain long-term liabilities

•	Backlog of $2.8 billion was up 3.7% sequentially with a third quarter book-to-bill of 1.06x

“Our third quarter results reflect strong operational performance, including meaningful year-over-year improvements in margins, EPS and cash flow. The Flowserve Business System is beginning to deliver results as we advance our operational excellence and portfolio excellence initiatives. We generated $1.2 billion in bookings during the quarter, which included a healthy mix of project awards, strong aftermarket activity and record bookings from our 3D strategic initiatives,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “We believe our 3D strategy, combined with the Flowserve Business System, are the key drivers to accelerating growth and continuing to expand our margins.”

Rowe concluded, “With backlog at near-record levels of $2.8 billion and our successful closing of the MOGAS Industries acquisition earlier this month, we expect to exit 2024 with positive momentum. We are well-positioned to continue our meaningful progress in 2025 toward our 2027 financial targets. I am confident that our sustained progress will enable us to create long-term value for our customers, associates, and shareholders.”

2024 Guidance5

Flowserve today reaffirmed its previously announced Adjusted EPS target range, as well as certain other financial metrics, provided in its full-year 2024 guidance issued on July 29, 2024. Flowserve’s 2024 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $45 million and the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year. In addition, Flowserve lowered its full-year 2024 Reported EPS target range. 2024 Guidance excludes the recently completed MOGAS Industries acquisition.

Target Range
Revenue Growth	Up 4.0% to 6.0%
Reported Earnings Per Share	$2.15 - $2.35
Adjusted Earnings Per Share	$2.60 - $2.75
Net Interest Expense	$60 to $65 million
Adjusted Tax Rate	~21%
Capital Expenditures	$75 - $85 million

Third Quarter 2024 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, October 29th at 10:00 AM Eastern. Scott Rowe, President and Chief Executive Officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investors” section.

[1]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation.

[2]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[3]

Adjusted EPS excludes identified realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes the then-applicable foreign exchange rates and approximately 132 million fully diluted shares.

[4]

Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods.

[5]

2024 Adjusted EPS excludes realignment expenses, the recently completed MOGAS Industries acquisition, the impact of below-the-line foreign currency effects and certain other discrete items which may arise during the year and utilizes September 2024 foreign exchange rates and approximately 132 million fully diluted shares.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2024	2023
Sales	$1,133,087	$1,094,718
Cost of sales	(776,020)	(777,024)

Gross profit	357,067	317,694
Selling, general and administrative expense	(259,025)	(252,065)
Net earnings from affiliates	5,150	4,627

Operating income	103,192	70,256
Interest expense	(16,587)	(17,273)
Interest income	1,403	2,134
Other income (expense), net	(5,920)	(13,710)

Earnings (loss) before income taxes	82,088	41,407
(Provision for) benefit from income taxes	(18,739)	11,186

Net earnings (loss), including noncontrolling interests	63,349	52,593
Less: Net earnings attributable to noncontrolling interests	(4,967)	(6,437)

Net earnings (loss) attributable to Flowserve Corporation	$58,382	$46,156

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.35
Diluted	0.44	0.35
Weighted average shares – basic	131,395	131,183
Weighted average shares – diluted	132,247	132,026

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$357,067	$259,025	$103,192	$(5,920)	$18,739	$58,382	22.8%	0.44
Reported as a percent of sales	31.5%	22.9%	9.1%	-0.5%	1.7%	5.2%
Realignment charges (a)	6,813	(2,142)	8,955	—	(246)	9,201	-2.7%	0.07
Discrete items (b)(c)	2,700	(9,500)	12,200	—	2,869	9,331	23.5%	0.07
Acquisition related (d)	—	(1,694)	1,694	—	399	1,295	23.6%	0.01
Below-the-line foreign exchange impacts (e)	—	—	—	3,184	(467)	3,651	-14.8%	0.03

Adjusted	$366,580	$245,689	$126,041	$(2,736)	$21,294	$81,860	19.7%	0.62

Adjusted as a percent of sales	32.4%	21.7%	11.1%	-0.2%	1.9%	7.2%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $5,100 is non-cash.

(b)	Charge represents a one-time $5,000 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.

(c)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.

(d)	Charge represents acquisition-related costs associated with the MOGAS acquisition.

(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$317,694	$252,065	$70,256	$(13,710)	$(11,186)	$6,437	$46,156	-27.0%	0.35
Reported as a percent of sales	29.0%	23.0%	6.4%	-1.3%	-1.0%	0.6%	4.2%
Realignment charges (a)	7,240	(14,954)	22,194	—	4,250	—	17,944	19.1%	0.14
Acquisition related (b)	—	(2,539)	2,539	—	443	—	2,096	17.4%	0.02
Correction of prior period errors (c)	—	—	—	—	—	(3,559)	3,559	0.0%	0.03
Discrete tax benefit (d)	—	—	—	—	13,000	—	(13,000)	0.0%	(0.10)
Below-the-line foreign exchange impacts (e)	—	—	—	12,164	2,276	—	9,888	18.7%	0.07

Adjusted	$324,934	$234,572	$94,989	$(1,546)	$8,783	$2,878	$66,643	11.2%	0.50

Adjusted as a percent of sales	29.7%	21.4%	8.7%	-0.1%	0.8%	0.3%	6.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $0 is non-cash.

(b)	Charges represent costs associated with a terminated acquisition.

(c)	Represents the amount to correct the cumulative impact of prior period errors

(d)	Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out in 2015.

(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$886.6	$734.7
Sales	782.1	766.2
Gross profit	253.2	220.3
Gross profit margin	32.4%	28.8%
SG&A	149.1	146.7
Segment operating income	109.3	78.3
Segment operating income as a percentage of sales	14.0%	10.2%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$318.4	$330.5
Sales	353.1	330.7
Gross profit	106.5	97.6
Gross profit margin	30.2%	29.5%
SG&A	59.8	54.0
Segment operating income	46.7	43.5
Segment operating income as a percentage of sales	13.2%	13.2%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$253,185	$149,060	$109,274
Reported as a percent of sales	32.4%	19.1%	14.0%
Realignment charges (a)	8,415	(716)	9,131
Discrete items (b)(c)	1,700	(8,000)	9,700

Adjusted	$263,300	$140,344	$128,105

Adjusted as a percent of sales	33.7%	17.9%	16.4%

Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$220,321	$146,679	$78,269
Reported as a percent of sales	28.8%	19.1%	10.2%
Realignment charges (a)	6,141	(9,929)	16,070

Adjusted	$226,462	$136,750	$94,339

Adjusted as a percent of sales	29.6%	17.8%	12.3%

Flow Control Division

Three Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$106,503	$59,790	$46,713
Reported as a percent of sales	30.2%	16.9%	13.2%
Realignment charges (a)	(1,590)	(1,379)	(211)
Discrete items (b)	800	(400)	1,200
Acquisition related (d)	—	(1,694)	1,694

Adjusted	$105,713	$56,317	$49,396

Adjusted as a percent of sales	29.9%	15.9%	14.0%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $5,100 is non-cash.
(b)	Charge represents a one-time $3,700 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.
(c)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.
(d)	Charge represents acquisition-related costs associated with the MOGAS acquisition.

Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$97,563	$54,016	$43,547
Reported as a percent of sales	29.5%	16.3%	13.2%
Realignment charges (a)	1,099	(1,572)	2,671
Acquisition related (b)	—	(2,539)	2,539

Adjusted	$98,662	$49,905	$48,757

Adjusted as a percent of sales	29.8%	15.1%	14.7%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $0 is non-cash.
(b)	Charges represent costs associated with a terminated acquisition

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2024	2023
Sales	$3,377,458	$3,155,399
Cost of sales	(2,315,326)	(2,218,114)

Gross profit	1,062,132	937,285
Selling, general and administrative expense	(726,070)	(726,424)
Loss on sale of business	(12,981)	—
Net earnings from affiliates	14,494	13,229

Operating income	337,575	224,090
Interest expense	(48,820)	(50,039)
Interest income	3,746	5,535
Other income (expense), net	(12,057)	(27,271)

Earnings (loss) before income taxes	280,444	152,315
(Provision for) benefit from income taxes	(62,728)	(14,571)

Net earnings (loss), including noncontrolling interests	217,716	137,744
Less: Net earnings attributable to noncontrolling interests	(12,498)	(13,618)

Net earnings (loss) attributable to Flowserve Corporation	$205,218	$124,126

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$1.56	$0.95
Diluted	1.55	0.94
Weighted average shares – basic	131,520	131,095
Weighted average shares – diluted	132,343	131,864

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Nine Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,062,132	$726,070	$12,981	$337,575	$(12,057)	$62,728	$205,218	22.4%	1.55
Reported as a percent of sales	31.4%	21.5%	0.4%	10.0%	-0.4%	1.9%	6.1%
Realignment charges (a)	20,007	(3,369)	(12,981)	36,357	—	2,035	34,322	5.6%	0.26
Discrete items (b)(c)(d)	2,700	(7,500)	—	10,200	—	2,869	7,331	28.1%	0.06
Acquisition related (e)	—	(2,794)	—	2,794	—	658	2,136	23.6%	0.02
Discrete asset write-downs (f)(g)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Below-the-line foreign exchange impacts (h)	—	—	—	—	2,068	(489)	2,557	-23.6%	0.02

Adjusted	$1,084,839	$710,612	$—	$388,721	$(6,422)	$69,143	$255,584	20.5%	1.93

Adjusted as a percent of sales	32.1%	21.0%	0.0%	11.5%	-0.2%	2.0%	7.6%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $25,100 is non-cash.
(b)	Charge represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)	Charge represents a one-time $5,000 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.
(d)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.
(e)	Charge represents acquisition-related costs associated with the MOGAS acquisition.
(f)	Charge represents a $1,795 non-cash write-down of a software asset.
(g)	Charge represents a $3,567 non-cash write-down of a debt investment.
(h)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$937,285	$726,424	$224,090	$(27,271)	$14,571	$13,618	$124,126	9.6%	0.94
Reported as a percent of sales	29.7%	23.0%	7.1%	-0.9%	0.5%	0.4%	3.9%
Realignment charges (a)	11,548	(39,076)	50,624	—	10,415	—	40,209	20.6%	0.30
Acquisition related (b)	—	(8,491)	8,491	—	1,997	—	6,494	23.5%	0.05
Discrete asset write-downs (c)(d)(e)	1,969	(3,955)	5,924	—	1,517	—	4,407	25.6%	0.03
Below-the-line foreign exchange impacts (f)	—	—	—	24,328	2,669	—	21,659	0.0%	0.16
Correction of prior period errors (g)	—	—	—	—	—	(3,559)	3,559	0.0%	0.03
Discrete tax benefit (h)	—	—	—	—	13,000	—	(13,000)	0.0%	(0.10)

Adjusted	$950,802	$674,902	$289,129	$(2,943)	$44,169	$10,059	$187,454	18.3%	1.42

Adjusted as a percent of sales	30.1%	21.4%	9.2%	-0.1%	1.4%	0.3%	5.9%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.

(b)	Charges represent costs associated with a terminated acquisition.

(c)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.

(d)	Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.

(e)	Charge represents a $2,917 non-cash write-down of a licensing agreement.

(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(g)	Represents the amount to correct the cumulative impact of prior period errors.

(h)	Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out in 2015.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$2,488.6	$2,222.3
Sales	2,363.7	2,231.7
Gross profit	761.3	668.6
Gross profit margin	32.2%	30.0%
SG&A	424.8	426.4
Segment operating income	351.1	255.3
Segment operating income as a percentage of sales	14.9%	11.4%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$1,008.3	$1,022.1
Sales	1,021.4	930.0
Gross profit	305.5	270.9
Gross profit margin	29.9%	29.1%
SG&A	178.8	172.7
Loss on sale of business	(13.0)	—
Segment operating income	113.7	98.2
Segment operating income as a percentage of sales	11.1%	10.6%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Nine Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$761,338	$424,824	$351,146
Reported as a percent of sales	32.2%	18.0%	14.9%
Realignment charges (a)	20,837	(1,037)	21,874
Discrete items (b)(c)(d)	1,700	(6,000)	7,700

Adjusted	$783,875	$417,787	$380,720

Adjusted as a percent of sales	33.2%	17.7%	16.1%

Flow Control Division

Nine Months Ended September 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$305,469	$178,816	$12,981	$113,672
Reported as a percent of sales	29.9%	17.5%	1.3%	11.1%
Realignment charges (a)	(602)	(1,440)	(12,981)	13,819
Discrete item (b)	800	(400)	—	1,200
Acquisition related (e)	—	(2,794)	—	2,794

Adjusted	$305,667	$174,182	$—	$131,485

Adjusted as a percent of sales	29.9%	17.1%	0.0%	12.9%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $25,100 is non-cash.
(b)	Charge represents a one-time $3,700 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.
(c)	Charge represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(d)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.
(e)	Charge represents acquisition-related costs associated with the MOGAS acquisition.

Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$668,562	$426,438	$255,345
Reported as a percent of sales	30.0%	19.1%	11.4%
Realignment charges (a)	7,484	(11,996)	19,480
Discrete asset write-downs (b)(c)(d)	1,969	(3,955)	5,924

Adjusted	$678,015	$410,487	$280,749

Adjusted as a percent of sales	30.4%	18.4%	12.6%

Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$270,914	$172,718	$98,196
Reported as a percent of sales	29.1%	18.6%	10.6%
Realignment charges (a)	4,263	(10,478)	14,741
Acquisition related (e)	—	(8,491)	8,491

Adjusted	$275,177	$153,749	$121,428

Adjusted as a percent of sales	29.6%	16.5%	13.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.

(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.

(c)	Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.

(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.

(e)	Charges represent costs associated with a terminated acquisition.

Third Quarter and Year-to-Date 2024 - Segment Results
(dollars in millions, comparison vs. 2023 third quarter and year-to-date, unaudited)
	FPD				FCD
	3rd Qtr		YTD		3rd Qtr		YTD
Bookings	$886.6		$2,488.6		$318.4		$1,008.3
- vs. prior year	151.9	20.7%	266.3	12.0%	-12.1	-3.7%	-13.8	-1.4%
- on constant currency	158.8	21.6%	279.6	12.6%	-12.3	-3.7%	-11.0	-1.1%
Sales	$782.1		$2,363.7		$353.1		$1,021.4
- vs. prior year	15.9	2.1%	132.0	5.9%	22.4	6.8%	91.4	9.8%
- on constant currency	22.3	2.9%	140.4	6.3%	21.1	6.4%	92.4	9.9%
Gross Profit	$253.2		$761.3		$106.5		$305.5
- vs. prior year	14.9%		13.9%		9.1%		12.8%
Gross Margin (% of sales)	32.4%		32.2%		30.2%		29.9%
- vs. prior year (in basis points)	360 bps		220 bps		70 bps		80 bps
Operating Income	$109.3		$351.1		$46.7		$113.7
- vs. prior year	31.0	39.6%	95.8	37.5%	3.2	7.4%	15.5	15.8%
- on constant currency	32.7	41.8%	99.3	38.9%	3.4	7.6%	16.4	16.7%
Operating Margin (% of sales)	14.0%		14.9%		13.2%		11.1%
- vs. prior year (in basis points)	380 bps		350 bps		0 bps		50 bps
Adjusted Operating Income *	$128.1		$380.7		$49.4		$131.5
- vs. prior year	33.8	35.8%	100.0	35.6%	0.6	1.2%	10.1	8.3%
- on constant currency	35.5	37.7%	103.5	36.9%	0.8	1.5%	11.0	9.1%
Adj. Oper. Margin (% of sales)*	16.4%		16.1%		14.0%		12.9%
- vs. prior year (in basis points)	410 bps		350 bps		(70) bps		(20) bps
Backlog	$1,982.8				$814.4

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Amounts in thousands, except par value)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$611,745	$545,678
Accounts receivable, net of allowance for expected credit losses of $80,757 and $80,013, respectively	971,261	881,869
Contract assets, net of allowance for expected credit losses of $4,808 and $4,993, respectively	299,421	280,228
Inventories	862,477	879,937
Prepaid expenses and other	124,883	116,065

Total current assets	2,869,787	2,703,777
Property, plant and equipment, net of accumulated depreciation of $1,184,833 and $1,158,451, respectively	502,430	506,158
Operating lease right-of-use assets, net	170,395	156,430
Goodwill	1,188,609	1,182,225
Deferred taxes	216,241	218,358
Other intangible assets, net	117,999	122,248
Other assets, net of allowance for expected credit losses of $65,989 and $66,864, respectively	209,097	219,523

Total assets	$5,274,558	$5,108,719

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$572,776	$547,824
Accrued liabilities	472,454	504,430
Contract liabilities	294,222	287,697
Debt due within one year	66,919	66,243
Operating lease liabilities	33,995	32,382

Total current liabilities	1,440,366	1,438,576
Long-term debt due after one year	1,172,771	1,167,307
Operating lease liabilities	158,216	138,665
Retirement obligations and other liabilities	397,684	389,120
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	496,673	506,525
Retained earnings	3,976,016	3,854,717
Treasury shares, at cost – 45,701 and 45,885 shares, respectively	(2,008,361)	(2,014,474)
Deferred compensation obligation	8,076	7,942
Accumulated other comprehensive loss	(639,100)	(639,601)

Total Flowserve Corporation shareholders’ equity	2,054,295	1,936,100
Noncontrolling interests	51,226	38,951

Total equity	2,105,521	1,975,051

Total liabilities and equity	$5,274,558	$5,108,719

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(Amounts in thousands)	2024	2023
Cash flows – Operating activities:
Net earnings (loss), including noncontrolling interests	$217,716	$137,744
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation	56,765	55,292
Amortization of intangible and other assets	6,482	7,782
Loss on sale of business	12,981	—
Stock-based compensation	24,608	22,127
Foreign currency, asset write downs and other non-cash adjustments	11,580	(11,827)
Change in assets and liabilities:
Accounts receivable, net	(96,402)	1,524
Inventories	2,944	(114,596)
Contract assets, net	(23,293)	(10,239)
Prepaid expenses and other, net	3,505	(6,727)
Accounts payable	24,654	1,910
Contract liabilities	8,466	15,879
Accrued liabilities	(33,850)	21,429
Retirement obligations and other liabilities	8,696	38,838
Net deferred taxes	3,108	(27,996)

Net cash flows provided (used) by operating activities	227,960	131,140

Cash flows – Investing activities:
Capital expenditures	(52,169)	(47,544)
Payments for disposition of business	(2,555)	—
Other	612	(833)
Net cash flows provided (used) by investing activities	(54,112)	(48,377)

Cash flows – Financing activities:
Payments on term loan	(45,000)	(30,000)
Proceeds under revolving credit facility	100,000	230,000
Payments under revolving credit facility	(50,000)	(145,000)
Proceeds under other financing arrangements	1,001	242
Payments under other financing arrangements	(784)	(2,098)
Repurchases of common shares	(20,070)	—
Payments related to tax withholding for stock-based compensation	(9,407)	(6,203)
Payments of dividends	(82,848)	(78,712)
Other	(272)	(320)

Net cash flows provided (used) by financing activities	(107,380)	(32,091)
Effect of exchange rate changes on cash and cash equivalents	(401)	(5,185)

Net change in cash and cash equivalents	66,067	45,487
Cash and cash equivalents at beginning of period	545,678	434,971

Cash and cash equivalents at end of period	$611,745	$480,458

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; any continued volatile regional and global economic conditions resulting from the COVID-19 pandemic on our business and operations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

###

Flowserve Contacts

Investor Contacts:

Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance	(469) 420-3222
Tarek Zeni, Director, Investor Relations	(469) 420-4045

Media Contact:

Wes Warnock, Vice President, Marketing, Communications & Public Affairs	(972) 443-6900